UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

November 14, 2005

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
2-38960	Alabama Gas Corporation	Alabama	63-0022000

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On November 14, 2005, Alabama Gas Corporation entered into an underwriting agreement with A.G. Edwards & Sons, Inc. (the “underwriter”), whereby Alabama Gas Corporation agreed to sell and the underwriter agreed to purchase from Alabama Gas Corporation, subject to and upon the terms and conditions set forth in the Underwriting Agreement, $80,000,000 principal amount of its 5.368% Notes due December 1, 2015 (the “2015 Notes”). The 2015 Notes are issuable pursuant to an indenture dated as of November 1, 1993 between Alabama Gas Corporation and The Bank of New York Trust Company, N.A., as successor to NationsBank of Georgia, National Association, as trustee (the “Indenture”). The Underwriting Agreement contains customary representations, warranties and agreements of Alabama Gas Corporation and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, and is incorporated by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement.

The 2015 Notes will be represented by global security. A copy of the form of the global note for the 2015 Notes is attached hereto as Exhibit 4.1. A copy of the Officer’s Certificate pursuant to Section 301 of the Indenture is attached hereto as Exhibit 4.2 and is incorporated by reference.

ITEM 7.01	Regulation FD Disclosure

On November 17, 2005, Alabama Gas Corporation formally established the series of 2015 Notes under an Officers’ Certificate pursuant to Section 301 of the Indenture. The closing of the offering of the 2015 Notes will take place on November 17, 2005. Alabama Gas Corporation has previously filed a Registration Statement on Form S-3, registration number 333-121077, with the Securities and Exchange Commission (the “Registration Statement”), and filed a prospectus supplement pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, on November 14, 2005 which specified the terms of the 2015 Notes.

ITEM 9.01	Financial Statements and Exhibits

1.1	Underwriting Agreement dated November 14, 2005, between Alabama Gas Corporation as issuer and A.G. Edwards and Sons, Inc. as underwriter

4.1	Form of Global Note for the 5.368% Notes due December 1, 2015.

4.2	Officers’ Certificate pursuant to Section 301 of the Indenture (2015 Notes)

5.1	Opinion of Bradley Arant Rose & White LLP

23.1	Consent of Bradley Arant Rose & White LLP (Included in exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALABAMA GAS CORPORATION

November 17, 2005	By /s/ G. C. Ketcham
G. C. Ketcham
Executive Vice President, Chief Financial Officer and
Treasurer of Alabama Gas Corporation